Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

                                                               April 10, 2002

Dear Sir/Madam,

We have read Item 4 included in the amended Form 8-K dated April 2, 200, of Voyager Entertainment International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,

/s/ Clyde Bailey
Clyde Bailey P.C.